U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
February 17, 1998

INTERNATIONAL FOOD & BEVERAGE, INC. (1)
(Exact name of registrant as specified in its charter)

     Delaware
(State or jurisdiction of incorporation or organization)

     33-43621
(Commission File Number)

     33-03007734
(I.R.S. Employer Identification Number)

30152 Aventura, Rancho Santa Margarita, California (2)  92688 (2)
(Address of principal executive offices)               (Zip Code)

Registrant's telephone number:  (714) 858-8800 (2)

       Not Applicable
(Former name or former address, if changed since last report)

(1) As of February 17, 1999, the name was change to:
Internet Business's International, Inc.

(2) As of March 1, 1999, the address and telephone number was changed to: 3900 Birch Street, Suite 111,
Newport Beach, California 92660; (949) 833-0261.

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

On March 13, 1998, as part of the winding down of the Registrant's business, the Registrant disposed of substantially all of its assets at public auction sale conducted by Hackman Capital Partners, LLC, the proceeds of which sale were paid to Registrant's secured creditors. The value of any assets remaining following the auction sale and disbursement of funds to creditors was negligible.

ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

On February 17, 1998 the Registrant was informed by its independent auditors, Coopers & Lybrand ("C & L"), f C & L's resignation, effective as of that date.
The reports of C & L on the financial statements of the Registrant for each of the two fiscal years in the period ended June 30, 1996 did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.
In the opinion of management of the Registrant, the financial statements contained in the Registrant's report on Form 10-Q for the March 31, 1997 quarter of fiscal year ending
June 30, 1997 appropriately reflect all business transactions and all adjustments necessary for a fair presentation of the financial position and the results of operations of the Registrant for the periods presented. C & L elected to resign as registrant's certifying account for reasons of non-payment of C&L's fees.

On March 15, 1998, the Registrant engaged Henry Schiffer,
C.P.A., a P.C., to act as the Registrant's independent certified public accountant. Mr. Schiffer replaces C & L.
Mr. Schiffer is located at 315 South Beverly Drive,
Suite 302, Beverly Hills, California 90212.

SIGNATURE

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

INTERNET BUSINESS'S INTERNATIONAL, INC.
(formerly known as International Food & Beverage, Inc.)

Dated: April 28, 1999


By: /s/ Albert R. Reda
    Albert R. Reda
    Chief Executive Officer